Exhibit 10.11

STOCK OPTION GRANT PROGRAM

FOR

NONEMPLOYEE DIRECTORS UNDER THE

ZYMOGENETICS 2001 STOCK INCENTIVE PLAN

The following provisions set forth the terms of the stock option grant program (the “Program”) for nonemployee directors of ZymoGenetics, Inc. (the “Company”) under the Company’s 2001 Stock Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1. Eligibility

Each director of the Company who is not otherwise an employee of the Company or any Related Company (an “Eligible Director”) shall be eligible to receive grants under the Plan, as discussed below.

2. Initial Grants

(a) Each Eligible Director who is first elected or appointed to the Board shall automatically be granted as of the date of such initial election or appointment a Nonqualified Stock Option to purchase 20,000 shares of Common Stock (the “Initial Grant”).

(b) Initial Grants shall vest and become exercisable at the next annual meeting of shareholders (the “Annual Meeting”), assuming continued service on the Board for such period; provided, however, that with respect to any Initial Grant made within five months before an Annual Meeting, the Option shall not become vested and exercisable until the second Annual Meeting after the date of such Initial Grant.

3. Annual Grants

(a) Immediately following each year’s Annual Meeting, each Eligible Director shall automatically receive a Nonqualified Stock Option to purchase 7,500 shares of Common Stock (each, an “Annual Grant”); provided that any Eligible Director who received an Initial Grant within five months before an Annual Meeting shall not receive an Annual Grant until immediately following the second Annual Meeting after the date of such Initial Grant.

(b) Such Annual Grants shall fully vest and become exercisable on the next Annual Meeting, assuming continued service on the Board for such period.

4. Option Exercise Price

The exercise price of an Option shall be the Fair Market Value of the Common Stock on the Grant Date.

5. Manner of Option Exercise

An Option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (a) in cash or check, (b) in shares of Common Stock, owned by the Eligible Director for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price, or (c) if and so long as the Common Stock is registered under the Exchange Act and to the extent permitted by law, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to properly deliver to the Company the amount proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

6. Term of Options

Each Option shall expire ten years from the Grant Date thereof, but shall be subject to earlier termination as follows:

(a) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any Option granted to such Eligible Director shall terminate immediately and the vested portion of the Option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the Option expires by its terms, whichever is earlier.

(b) In the event that an Eligible Director ceases to be a director of the Company by reason of the death of the Eligible Director, the entire Option shall automatically become fully vested and must be exercised within one year after the date of death of the Eligible Director or on or prior to the date on which the Option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director’s estate, the person(s) to whom the Eligible Director’s rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11 of the Plan. In the event that an Eligible Director dies following cessation of services as a director, the portion of the Option that was vested on the date of such cessation of services must be exercised on or before one year after the date of death of the former director or on or prior to the date on which the Option expires by its terms, whichever is earlier.

7. Company Transactions

In the event of any Company Transaction, other than a Related Party Transaction, each Initial and Annual Grant that is at the time outstanding shall automatically accelerate so that each such grant shall, immediately prior to the specified effective date for the Company Transaction, become fully vested and exercisable. Such Options shall terminate and no longer be exercisable to the extent that they are not exercised prior to the Company Transaction.

8. Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Option.

Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors shall continue to govern the terms and conditions of Options granted to Eligible Directors.

As amended and restated on September 16, 2004.